Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Corvus Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2018
AT 1:00 P.M. PACIFIC TIME

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Corvus Pharmaceuticals, Inc., a Delaware corporation ("Corvus", we", "us" or "our"). The Annual Meeting will be held on June 21, 2018, at 1:00 p.m., Pacific Time, at 863 Mitten Road, Suite 102, Burlingame, CA 94010, for the following purposes:

  1.
  To elect two Class II Directors with terms to expire at the 2021 annual meeting of stockholders;

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

  3.
  To conduct any other business properly brought before the Annual Meeting.

        These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 25, 2018 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials, unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials on or about April 27, 2018 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about April 27, 2018. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.

        Your vote is very important. Whether or not you attend the Annual Meeting in person, it is important that your shares be represented. You may vote your proxy on the Internet, by phone or by mail in accordance with the instructions in the Notice of Availability of Proxy Materials. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

        Our board of directors recommends that you vote FOR the election of the director nominees named in Proposal 1 of the proxy statement and FOR the ratification of the selection, by the audit committee of our board of directors, of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal 2 of the proxy statement.

        On behalf of the board of directors, thank you for your participation in this important annual process.

By Order of the Board of Directors
/s/ RICHARD A. MILLER Richard A. Miller, M.D.
President and Chief Executive Officer
Burlingame, California

        You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote on the Internet, by phone or by mail as instructed in the notice of availability of proxy materials, as promptly as possible in order to ensure your representation. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2018
AT 1:00 P.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Why am I receiving these materials?

        We sent you a Notice of Availability of Proxy Materials ("Notice") because the board of directors of Corvus Pharmaceuticals, Inc. is soliciting your proxy to vote at our annual meeting of stockholders (the "Annual Meeting") to be held on June 21, 2018 at 1:00 p.m., Pacific Time, at 863 Mitten Road, Suite 102, Burlingame, CA 94010. We invite you to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail.

        The Notice is being sent or made available on or about April 27, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

        As used in this proxy statement, "Corvus," the "Company," "we" or "us" refer to Corvus Pharmaceuticals, Inc., a Delaware corporation.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 25, 2018 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were 29,193,690 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. The Notice will be sent to you by mail directly by us. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

        If, on the Record Date, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by such brokerage firm, bank or other agent. The brokerage firm, bank or other agent holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

        You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Proposal 1: To elect two Class II Directors with a term to expire at the 2021 annual meeting of stockholders.

  •
  Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

How are proxy materials distributed?

        Under rules adopted by the Securities and Exchange Commission ("SEC"), we are sending the Notice to our stockholders of record and beneficial owners as of the Record Date. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, on the Internet at www.envisionreports.com/crvs or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis.

How do I vote?

        You may either vote "For" or "Withhold" or abstain from voting with respect to the nominee to the board of directors. You may either vote "For" or "Against" or abstain from voting with respect to the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting, vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

  1.
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  2.
  To vote on the Internet, go to www.envisionreports.com/crvs to complete an electronic proxy card. You will be asked to provide the control number from the Notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on June 20, 2018 to be counted.

  3.
  To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the Notice and call the toll-free number provided on the website referenced to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time, on June 20, 2018 to be counted.

  4.
  To vote by mail, request a paper copy of the proxy materials by following the instructions on the Notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting card and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your broker, bank or other agent to request a proxy form.

        We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

What is the quorum requirement?

        A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. As of the Record Date, there were 29,193,690 shares of common stock outstanding and entitled to vote.

        Your shares will be counted toward the quorum only if you submit a valid proxy or vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What if I return a proxy card but do not make specific choices?

        If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

  1.
  Proposal 1: "For" election of 2 nominees for director.

  2.
  Proposal 2: "For" the ratification of the audit committee's selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

        If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in "street name," and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to "discretionary" items but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposal 1 is considered non-routine under the applicable rules. If you do not give your broker specific instructions, the broker may not vote your shares on Proposal 1and your shares will constitute broker non-votes which will be counted for purposes of determining whether a quorum exists but will not affect the outcome of these proposals. Proposal 2 involves a matter we believe to be routine and thus, if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 2, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will count, with respect to Proposal 1, "For" votes, "Withhold" votes and broker non-votes and with respect to Proposal 2, "For" votes, "Against" votes and abstentions.

How many votes are needed to approve each proposal?

  •
  For Proposal 1, the election of two members of the board of directors, the two nominees receiving the highest number of "For" votes will be elected.

  •
  For Proposal 2, the ratification of the audit committee's selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018, the proposal must receive a "For" vote from the majority of the votes properly cast either in person or by proxy at the Annual Meeting, excluding abstentions and broker non-votes with respect to the proposal. This is a routine proposal and therefore we do not expect any broker non-votes.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to the Notice and the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Notice and any other proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

  1.
  A duly executed proxy card with a later date or time than the previously submitted proxy;

  2.
  A written notice that you are revoking your proxy to our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010; or

  3.
  A later-dated vote on the Internet or by phone or a ballot cast in person at the Annual Meeting (simply attending the Annual Meeting will not, by itself, revoke your proxy).

        If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank or other agent, or if you have received a proxy from your broker, bank or other agent giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person.

When are stockholder proposals due for next year's Annual Meeting?

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), some stockholder proposals may be eligible for inclusion in our 2018 proxy statement. Any such proposal must be submitted in writing by December 28, 2018, to our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010, the current address of our principal executive offices. If we change the date of our 2018 annual meeting of stockholders by more than 30 days from the date of the previous year's Annual Meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

        Our Bylaws provide that if you wish to submit a proposal that is not to be included in next year's proxy statement, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010, no earlier than February 21, 2019 and no later than the close of business on March 23, 2019, which notice must contain the information specified in our Bylaws. If we change the date of our 2018 annual meeting of stockholders by more than thirty (30) days before, or more than 60 days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2018 annual meeting of stockholders or, if later, the 10th day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made.

        Our Bylaws provide that if you wish to submit a proposal that is not to be included in next year's proxy statement, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010, no earlier than February 21, 2019 and no later than the close of business on March 23, 2019, or, if later, the 10th day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made, which notice must contain the information specified in our Bylaws.

What is "householding" and how does it affect me?

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders who have the same address may receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to receive individual copies of the Notice and, if requested, other proxy materials. This process potentially means extra convenience for stockholders and cost savings for the Company.

        If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate Notices or other proxy materials, please notify your broker, bank or other agent, direct your written request to our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010 or at (650) 900-4520. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within 4 business days following the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our board of directors is divided into three classes, designated as Class I, Class II and Class III. Under our Charter, our board of directors is authorized to assign its members in office to each class. Each class has a term of three years. Our Charter provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal.

        Our board of directors currently consists of seven directors, divided into three classes as follows:

  •
  Class I directors: Richard A. Miller, M.D. and Peter Moldt, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2020;

  •
  Class II directors: Steve E. Krognes and Scott W. Morrison, whose current terms will expire at the Annual Meeting; and

  •
  Class III directors: Ian T. Clark, Elisha P. (Terry) Gould III and Peter Thompson, M.D., whose current terms will expire at the annual meeting of stockholders to be held in 2019.

        At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Directors are elected by a plurality of the votes cast at the meeting.

        Mr. Krognes and Mr. Morrison have been nominated for election at the Annual Meeting to serve as Class II directors. If either Mr. Krognes or Mr. Morrison becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for them will be voted for the election of a substitute nominee proposed by the nominating and corporate governance committee and nominated by the board of directors. Mr. Krognes and Mr. Morrison have agreed to serve if elected. Our management has no reason to believe that Mr. Krognes or Mr. Morrison will be unable to serve. If elected at the Annual Meeting, Mr. Krognes and Mr. Morrison will serve until the earliest of the 2021 annual meeting of stockholders, a successor for either of them is elected and qualified or one or both of their death, resignation or removal.

        The following is a brief biography of Mr. Krognes and Mr. Morrison, the nominees for director, and a discussion of their specific experience, qualifications, attributes or skills that led the nominating and corporate governance committee of the board of directors to recommend that Mr. Krognes and Mr. Morrison as nominees for director, as of the date of this proxy statement.

Name	Position	Age
Steve E. Krognes.	Director	49

        Steve E. Krognes    Mr. Krognes has served as a member of our board of directors since January 2016. Mr. Krognes has served as Chief Financial Officer of Denali Therapeutics Inc., a public biotechnology company, since October 2015. From 2009 to September 2015, Mr. Krognes served as Senior Vice President and Chief Financial Officer at Genentech, Inc., a biotechnology company. From 2004 to 2009, he was Head of Mergers & Acquisitions at Roche Holding AG, a biotechnology company. Mr. Krognes served as Director of Mergers & Acquisitions at Danske Bank A/S, a Danish

bank, from 2002 to 2003. He was a Venture Capitalist with Pylonia Ventures, a Norwegian venture investments company, from 2000 to 2002. From 1996 to 2000, he was a Management Consultant for McKinsey & Company, a consulting firm. Mr. Krognes currently serves as a member of the boards of directors of RLS Global, a Swedish life sciences company, and the California Academy of Sciences, a scientific and educational institution. He was a member of the board of directors and board executive committee of the California Life Sciences Association, an industry organization, from September 2010 to September 2015. Mr. Krognes received a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School. We believe Mr. Krognes' experience in finance and the biotechnology industry provides him with the qualifications and skills to serve as a member of our board of directors.

Name	Position	Age
Scott W. Morrison.	Director	60

        Scott W. Morrison    Mr. Morrison has served as a member of our board of directors since December 2015. From 1996 to December 2015, Mr. Morrison was a Partner with Ernst & Young LLP, a public accounting firm, where he also served as U.S. Life Sciences Leader from 2002 to December 2015. He has served on the board of directors of Audentes Therapeutics, Inc., a public biotechnology company, since December 2015 and on the board of directors of Global Blood Therapeutics, Inc., a public biopharmaceutical company, since January 2016. Since January 2017, Mr. Morrison has served on the board of directors of Symic Bio, Inc., a privately held biotechnology company. Mr. Morrison has held roles on the boards of directors of numerous life sciences industry organizations. Since 1999, he has served on the board of directors of the Biotechnology Institute, a nonprofit organization, where has also served on the audit committee since 2002. Mr. Morrison has previously served on the boards of directors of the Life Sciences Foundation, a biotechnology nonprofit organization, the Bay Area Biosciences Association, a 501(c)(3) organization, and the Emerging Companies Section of the Biotechnology Industry Organization, a trade organization. He received a B.S. in Business Administration from the University of California-Berkeley and is a certified public accountant (inactive). We believe Mr. Morrison's experience in public accounting and the life sciences industry provides him with the qualifications and skills to serve as a member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH
CLASS II DIRECTOR NOMINEE NAMED ABOVE.

 PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements for the fiscal years ended December 31, 2017, 2016 and 2015. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm Fees And Services

        The following table represents aggregate fees billed or to be billed to us for fiscal years ended December 31, 2017 and 2016, respectively, by PricewaterhouseCoopers LLP, our independent registered public accounting firm.

	Fiscal Year Ended December 31,
	2017	2016
Audit Fees(1)	$675,140	$642,448
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	900	900

Total	$676,040	$643,348

(1)
Audit Fees.    This category consists of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, assistance with registration statements filed with the SEC and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Fees in 2016 also include fees associated with our IPO, which included review of our quarterly financial statements included in our registration statement on Form S-1 filed with the SEC and delivery of comfort letters, consents and review of documents filed with the SEC. Fees in 2017 also include fees associated with our shelf registration statement, which we filed with the SEC in April 2017, and our at-the-market offering program, which we launched in September 2017.

(2)
Audit-Related Fees.    This category consists of fees for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements.

(3)
Tax Fees.    This category consists of fees for services provided for tax consultation services.

(4)
All Other Fees.    This category consists of fees for all other services that are not reported above.

        All fees described above were approved by our board of directors of the audit committee of the board of directors.

Pre-Approval Policies and Procedures

        The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services. The pre-approval of services may be delegated to one or more of the audit committee's members, but the decision must be reported to the full audit committee at its next scheduled meeting.

        The audit committee reviews both audit and non-audit services performed by PricewaterhouseCoopers LLP and the fees charged for such services. Among other things, the audit committee reviews non-audit services proposed to be provided by PricewaterhouseCoopers LLP and pre-approve such services only if they are compatible with maintaining PricewaterhouseCoopers LLP's status as an independent registered public accounting firm. All services provided by PricewaterhouseCoopers LLP in 2017 and 2016 were pre-approved by our board of directors or the audit committee after review of each of the services proposed for approval.

        The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and cast on this proposal will be required to ratify the selection of PricewaterhouseCoopers LLP for our fiscal year ending December 31, 2018. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The material in this report is being furnished and shall not be deemed "filed" with SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be "soliciting material' or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

        The audit committee of the board of directors has furnished this report concerning the independent audit of the Company's financial statements. Each member of the audit committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the SEC and Nasdaq regulations. A copy of the audit committee Charter is available on our website at www.corvuspharma.com.

        The audit committee's responsibilities include assisting the board of directors regarding the oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the independent registered public accounting firm.

        In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the Company's financial statements for the fiscal year ended December 31, 2017 with the Company's management and PricewaterhouseCoopers LLP. In addition, the audit committee has discussed with PricewaterhouseCoopers LLP, with and without management present, their evaluation of the Company's internal accounting controls and overall quality of the Company's financial reporting. The audit committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (formerly SAS 61), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board Rule 3526 and the audit committee discussed the independence of PricewaterhouseCoopers LLP with that firm.

        Based on the audit committee's review and discussions noted above, the audit committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

        The audit committee and the board of directors have recommended the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

Audit Committee
Scott W. Morrison (Chairperson)
Peter Moldt, Ph.D.
Steve E. Krognes

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        The following table sets forth, for the Class II directors who are standing for election and for our other current directors who will continue in office after the Annual Meeting, information with respect to their position/office held with the Company and their ages as of March 31, 2018:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2020 Annual Meeting of Stockholders
Richard A. Miller, M.D.	67	President, Chief Executive Officer and Chairman of the Board	2014
Peter Moldt, Ph.D.(1)(3)	59	Director	2015
Class II Directors whose terms expire at the Annual Meeting
Steve E. Krognes(1)(2)	49	Director	2016
Scott W. Morrison(1)(2)	60	Director	2015
Class III Directors whose terms expire at the 2019 Annual Meeting of Stockholders
Ian T. Clark(2)(3)	57	Director	2017
Elisha P. (Terry) Gould III(3)	61	Director	2014
Peter Thompson, M.D.(2)	58	Director	2014

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

        Set forth below is biographical information for each person whose term of office as a director will continue after the Annual Meeting. The biographical information of our nominees, Steve E. Krognes and Scott W. Morrison, is included in Proposal 1 above. The following includes certain information regarding our directors' individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.

Class I Directors Continuing in Office until the 2020 Annual Meeting of Stockholders

        Richard A. Miller, M.D. has served as our President and Chief Executive Officer since February 2014 and chairman of our board of directors since January 2014. From April 2012 to October 2014, Dr. Miller was Chairman and Chief Executive Officer of Graphea, Inc., a privately-held chemical company, which he founded. Dr. Miller served as Chief Commercialization Officer, Associate Dean and Research Professor in Chemistry at The University of Texas at Austin from September 2010 to December 2011. Dr. Miller founded Principia Biopharma Inc., a privately-held biopharmaceutical company, and served as its President and Chief Executive Officer and a member of its board of directors from January 2009 to February 2011. He served as President, Chief Executive Officer and Director of Pharmacyclics, Inc., a public biopharmaceutical company, from 1991, when he co-founded the company, to 2008. At Pharmacyclics, Dr. Miller led the initial discovery and development efforts for ibrutinib. Dr. Miller was a co-founder, Vice President and Director of IDEC Pharmaceuticals Corporation, a biotechnology company that merged with Biogen, Inc. in June 2003, where he led research efforts on lymphoma leading to the development of rituximab. Dr. Miller has been Adjunct Clinical Professor of Medicine (Oncology) at Stanford University Medical Center since 1991. Dr. Miller currently serves on the board of directors of a private biopharmaceutical company. Dr. Miller received a B.A. in Chemistry from Franklin & Marshall College and an M.D. from the State University of New York Medical School. He is board certified in both Internal Medicine and Medical Oncology. We believe Dr. Miller's experience as an officer and director of pharmaceutical and biopharmaceutical companies provides him with the qualifications and skills to serve as a member of our board of directors.

        Peter Moldt, Ph.D.    Dr. Moldt has served as a member of our board of directors since January 2015. Since May 2012, Dr. Moldt has been employed as a Partner with Novo Ventures (US) Inc., which provides certain consultancy services to Novo Holdings A/S, a Danish limited liability company that manages investments and financial assets. From 2009 to May 2012, Dr. Moldt was employed as a Partner with Novo Holdings A/S. Dr. Moldt founded and served as Chief Executive Officer of Curalogic A/S, a publicly listed Danish pharmaceutical company, from 2004 through its liquidation in 2009. From 2000 to 2004, Dr. Moldt was Chief Operating Officer of 7TM Pharma A/S, a private biotechnology company, which he also co-founded. For the prior eleven years, Dr. Moldt held various positions with NeuroSearch A/S, a publicly listed Danish biotechnology company, including Director of Drug Development where he was responsible for all aspects of preclinical and clinical drug development. Dr. Moldt currently serves on the boards of directors of several private biotechnology and biopharmaceutical companies. He received an M.Sc. and a Ph.D. in Pharmacy and Medicinal Chemistry from the Royal Danish School of Pharmacy. He also holds a post doctorate at Yale University in the Department of Organic Chemistry. We believe Dr. Moldt is qualified to serve on our board of directors because of his extensive industry experience, his experience serving on the board of directors of numerous biopharmaceutical and biotechnology companies and his experience with venture capital investments.

Class III Directors Continuing in Office until the 2019 Annual Meeting of Stockholders

        Ian T. Clark.    Mr. Clark has served as a member of our board of directors since January 2017. Mr. Clark was appointed to the position of Operating Partner with Clarus, a life sciences investment firm, in September 2017. Mr. Clark joined Genentech, Inc. in 2003 as senior vice president and general manager, BioOncology. He subsequently held a number of senior management positions and was appointed to CEO in January 2010 where he served until his retirement in December 2016. During his tenure, he led the Genentech Executive Committee and was a member of the Genentech Board of Directors. Prior to joining Genentech, Mr. Clark served as general manager of Novartis Canada and, before that, as chief operating officer for Novartis United Kingdom. Earlier in his career, Mr. Clark served as vice president of sales and marketing for Sanofi (Aventis) and for Ivax in the United Kingdom, France and Eastern Europe. Mr. Clark also serves on the boards of Agios Pharmaceuticals, Inc., a public biopharmaceutical company, Shire plc, a public biotech company, the Biotechnology Industry Organization (BIO) and the Gladstone Foundation, an independent, nonprofit life science research organization. He also serves as an advisor to the Institute of Life Sciences at Southampton University in the United Kingdom, as a member of the Federal Reserve Bank of San Francisco's Economic Advisory Council, and as a member of the Technology Network Executive Council. Mr. Clark received a Bachelor of Science and an honorary doctorate in biological sciences from Southampton University. We believe Mr. Clark's executive experience in the biopharmaceutical industry provides him with the qualifications and skills to serve as a member of our board of directors.

        Elisha P. (Terry) Gould III.    Mr. Gould has served as a member of our board of directors since November 2014. Mr. Gould is currently a Partner and Head of Venture/Growth Equity Investments at Adams Street Partners, LLC, a global private equity firm, and has been employed by Adams Street Partners or its predecessor organizations since 1994. Mr. Gould currently serves on the boards of directors of several private biopharmaceutical and/or healthcare companies. Mr. Gould received an A.B. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business. We believe Mr. Gould's experience in the venture capital industry and as a director of several biopharmaceutical and/or healthcare companies provides him with the qualifications and skills to serve as a member of our board of directors.

        Peter Thompson, M.D.    Dr. Thompson has served as a member of our board of directors since November 2014. Dr. Thompson currently serves as a Private Equity Partner for OrbiMed Advisors LLC, an investment firm focused on the healthcare sector, where he previously served as

Venture Partner since joining in September 2010. Dr. Thompson has served as a director of Adaptimmune Therapeutics plc, a biopharmaceutical company, since September 2014 and Alpine Immune Sciences, Inc., a public biopharmaceutical company, since July 2017. Thompson currently serves on the boards of directors of several private companies. He is a board-certified internist and oncologist and has served as Affiliate Professor of Neurosurgery at the University of Washington since January 2010. Dr. Thompson co-founded and served as the Chief Executive Officer of Trubion Pharmaceuticals, Inc., a biopharmaceutical company, from 2002 to 2009. He was a medical staff fellow at the National Cancer Institute from 1985 to 1992. Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School. We believe Dr. Thompson's venture capital and management experience in the pharmaceutical industry provides him with the qualifications and skills to serve as a member of our board of directors.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

        The board of directors met four times and acted once by unanimous written consent during the fiscal year ended December 31, 2017. The audit committee met five times, the compensation committee met two times and the nominating and corporate governance committee met one time and acted by unanimous written consent one time. Each member of the board of directors, except Mr. Krognes who attended 50% of the compensation committee meetings held in 2017, attended at least 75% of the aggregate number of meetings of our board of directors, and of the committees on which he served, held during the last fiscal year. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. All of our directors attended our 2017 annual meeting of stockholders.

Corporate Governance Guidelines

        The board of directors has documented our governance practices in our corporate governance guidelines to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth certain practices the board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The corporate governance guidelines and the charter for each committee of the board of directors may be viewed at www.corvuspharma.com.

Director Independence

        Our board of directors currently consists of seven (7) members. Our board of directors has determined that all of our directors, other than Dr. Miller, qualify as independent directors in accordance with the Nasdaq Global Market ("Nasdaq") listing requirements. Dr. Miller is not considered independent because he is an employee of the Company. Nasdaq's independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

        As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Leadership Structure of the Board

        Our Bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of chairperson of the board of directors and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in our best interests. Dr. Miller currently serves as the chairperson of our board of directors. In that role, Dr. Miller presides over the meetings of our board of directors.

        Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

        Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

        Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Committees of the Board of Directors

        Our board of directors has the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Name	Audit		Compensation		Nominating and Corporate Governance
Richard A. Miller, M.D.	—		—		—
Peter Moldt, Ph.D.	X		—		X
Scott W. Morrison	X	(1)	X		—
Steve E. Krognes	X		X		—
Peter Thompson, M.D.	—		X	(1)	—
Elisha P. (Terry) Gould III	—		—		X	(1)
Ian T. Clark	—		X		X
Total meetings in 2017	5		2		1

(1)
Committee Chairman

        Below is a description of each committee of the board of directors.

Audit Committee

        Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

  •
  appoints our independent registered public accounting firm;

  •
  evaluates the independent registered public accounting firm's qualifications, independence and performance;

  •
  determines the engagement of the independent registered public accounting firm;

  •
  reviews and approves the scope of the annual audit and the audit fee;

  •
  discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

  •
  approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

  •
  monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

  •
  is responsible for reviewing our financial statements and our management's discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

  •
  reviews our critical accounting policies and estimates; and

  •
  annually reviews the audit committee charter and the audit committee's performance.

        The current members of our audit committee are Mr. Krognes, Dr. Moldt and Mr. Morrison. Mr. Morrison serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Morrison and Mr. Krognes are audit committee financial experts as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of our audit committee is independent under the applicable rules of Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq which is available on our corporate website at www.corvuspharma.com.

Compensation Committee

        Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and sets or makes recommendations to our board of directors regarding the compensation of our Chief Executive Officer and other executive officers. The compensation committee also reviews and makes recommendations to our board of directors regarding director compensation. In addition, the compensation committee reviews and approves or makes recommendations to our board of directors regarding our incentive compensation and equity-based plans. The compensation committee periodically reviews and evaluates the performance of the compensation committee and its members and must annually review and reassess the compensation committee charter and recommend any changes to our board of directors.

        The current members of our compensation committee are Mr. Clark, Mr. Krognes, Mr. Morrison, and Dr. Thompson. Dr. Thompson serves as the chairperson of the committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of Nasdaq and is an "outside director" as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (162(m)). Each of Mr. Clark, Mr. Krognes, and Mr. Morrison is also a "non-employee director" as defined in Rule 16b-3 under the Exchange Act. Dr. Thompson will not be a "non-employee director" if OrbiMed Private Investments V, LP continues to own more than ten percent (10%) of our capital stock. In such event and until such time as the compensation committee is comprised solely of "non-employee directors," equity compensation awards to directors and executive officers will be approved by our board of directors. The compensation committee operates under a written charter which is available on our corporate website at www.corvuspharma.com.

        Our executive officers submit proposals to the board and the compensation committee regarding our executive and director compensation. Our Chief Executive Officer also annually reviews the performance of each executive officer and makes recommendations regarding their compensation. The compensation committee considers those recommendations in determining base salaries, adjustments to base salaries, annual cash bonus program targets and awards and equity awards, if any, for the executive officers and other members of senior management.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters.

        The current members of our nominating and corporate governance committee are Mr. Clark, Mr. Gould and Dr. Moldt. Mr. Gould serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter which is available on our corporate website at www.corvuspharma.com.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any recommendation or nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year's annual meeting, or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee's indirect and direct interests in shares of the Company's common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our Bylaws also specify further requirements as to the form and content of a stockholder's notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Bylaws, as amended and restated to date, which is available, without charge, from our Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010.

Board Diversity

        Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to, the following:

  •
  diversity of personal and professional background, perspective and experience;

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment;

  •
  experience relevant to our industry and relevant social policy concerns;

  •
  experience as a board member or executive officer of another publicly held company;

  •
  relevant academic expertise or other proficiency in an area of the our operations;

  •
  practical and mature business judgment, including ability to make independent analytical inquiries;

  •
  promotion of a diversity of business or career experience relevant to our success; and

  •
  any other relevant qualifications, attributes or skills.

        Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Stockholder Communications with the Board of Directors

        The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received shall be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of director's next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

Material Changes to Nominee Recommendation Procedures

        There have been no material changes to the procedures by which stockholders may recommend nominees to our board in 2017.

Family Relationships

        There are no family relationships among any of our directors or executive officers.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our corporate website at www.corvuspharma.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

        Our board of directors has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. As provided by our related party transaction policy, our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by our related party transaction policies and procedures.

Certain Related Party Transactions

        We describe below transactions and series of similar transactions since January 1, 2017, to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed $120,000 and (ii) any of our directors, executive officers, holders of more than five percent of our capital stock or any member of their immediate family had or will have a direct or indirect material interest

Director and Executive Officer Agreements and Compensation

        See the sections titled "Director Compensation" and "Executive Compensation" for more information regarding compensation of our directors and executive officers.

Employment Agreements

        We have entered into employment agreements with our executive officers. For more information regarding these agreements, see the section titled "Executive Compensation" below.

Indemnification Agreements and Directors' and Officers' Liability Insurance

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Participation in our March 2018 Common Stock Offering

        Dr. Miller, our President and CEO, and certain holders of more than five percent (5%) of our capital stock and their affiliated entities purchased shares of our common stock in our underwritten common stock offering, which closed on March 12, 2018 (the "2018 Offering"), for payment in excess of $120,000 as summarized in the following table. The underwriters received the same underwriting discount from the sale of the shares of our common stock to these holders as they did from other shares of our common stock sold to the public in the 2018 Offering.

Participants	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
Novo Holdings A/S(1)	1,176,470	$9,999,995
Orbimed Private Investments V, LP(2)	588,235	4,999,998
Entities affiliated with Adams Street Partners(3)	588,235	4,999,998
Richard A. Miller, M.D.(4)	100,000	850,000

(1)
Novo Holdings A/S and its affiliates owned (in the aggregate) more than 5% of our outstanding capital stock at the time of the 2018 Offering. Peter Moldt, Ph.D. is currently, and was at the time of the 2018 Offering stock financing, a member of our board of directors and a partner of Novo Ventures (US) Inc., which provides certain consultancy services to Novo Holdings A/S.

(2)
Orbimed Private Investments V, LP and its affiliates owned (in the aggregate) more than 5% of our outstanding capital stock at the time of the 2018 Offering. Peter Thompson, M.D. is currently, and was at the time of the 2018 Offering stock financing, a member of our board of directors and is an employee of Orbimed Advisors LLC, an affiliate of Orbimed Private Investments V, LP.

(3)
Entities affiliated with Adams Street Partners owned (in the aggregate) more than 5% of our outstanding capital stock at the time of the 2018 Offering. Elisha P. Gould is currently, and was at the time of the 2018 Offering stock financing, a member of our board of directors and is a partner of Adams Street Partners, LLC.

(4)
Dr. Miller is currently, and was at the time of the 2018 Offering stock financing, our president and chief executive officer and a member of our board of directors.

Investors' Rights Agreement

        We are party to an amended and restated investors' rights agreement, dated as of September 16, 2015, pursuant to which certain of our stockholders, including certain holders of five percent (5%) or more of our capital stock and entities affiliated with certain of our directors, have the right to demand that we file a registration statement for their shares of our common stock or request that their shares of our common stock be covered by a registration statement that we are otherwise filing. As of December 31, 2017, the holders of approximately 12.4 million shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.

 DIRECTOR COMPENSATION

Director Compensation Table—Year Ended December 31, 2017

        The following table presents information regarding the compensation paid for the fiscal year ended December 31, 2017 to members of our board of directors who are not also employed by us or any of our subsidiaries (our non-employee directors). The compensation paid to Richard A. Miller, who is also our president and chief executive officer, is set forth in the section titled "Executive Compensation" in this proxy statement. Dr. Miller was not entitled to receive additional compensation for his service as a director:

NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS(1) ($)	TOTAL ($)
Ian T. Clark	45,000	417,914	462,914
Elisha P. (Terry) Gould III	43,000	103,612	146,612
Steve E. Krognes	51,000	103,612	154,612
Peter Moldt, Ph.D.(2).	—	—	—
Scott W. Morrison	61,000	103,612	164,612
Peter Thompson, M.D.	47,000	103,612	150,612

(1)
Amounts reported in the Option Awards column represent the grant date fair values of stock options calculated in accordance with Financial Account Standards Board (FASB) ASC Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions used to calculate the value of our stock options, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. As of December 31, 2017, our non-employee directors held outstanding options to purchase shares of our common stock as follows: Mr. Clark, 45,000; Mr. Gould, 45,000; Mr. Krognes, 45,000; Mr. Morrison, 45,000; and Dr. Thompson, 45,000. Other than these options, none of our non-employee directors held any other equity awards in the Company on that date.

(2)
Dr. Moldt is a partner of Novo Ventures (US) Inc., which provides certain consultancy services to Novo Holdings A/S. Dr. Moldt has waived his right to receive any compensation in respect to his services on our board of directors.

Director Compensation

        In December 2015, our board of directors approved a compensation policy for our non-employee directors (the "Director Compensation Program"). Pursuant to our Director Compensation Program, our non-employee directors are entitled to cash compensation, paid quarterly in arrears, as follows:

  •
  Each non-employee director is entitled to receive an annual cash retainer in the amount of $35,000.

  •
  The chairperson of the board is entitled to receive additional annual cash compensation of $30,000 for such chairperson's service on the board of directors.

  •
  The chairperson of the audit committee is entitled to receive additional annual cash compensation in the amount of $20,000 for such chairperson's service on the audit committee. Each non-chairperson member of the audit committee is entitled to receive additional annual cash compensation in the amount of $10,000 for such member's service on the audit committee.

  •
  The chairperson of the compensation committee is entitled to receive additional annual cash compensation in the amount of $12,000 for such chairperson's service on the compensation committee. Each non-chairperson member of the compensation committee is entitled to receive additional annual cash compensation in the amount of $6,000 for such member's service on the compensation committee.

  •
  The chairperson of the nominating and corporate governance committee is entitled to receive additional annual cash compensation in the amount of $8,000 for such chairperson's service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee is entitled to receive additional annual cash compensation in the amount of $4,000 for such member's service on the nominating and corporate governance committee.

        In addition, unless waived in advance, under the Director Compensation Program, each non-employee director who is elected or appointed to our board of directors will automatically be granted an option to purchase 30,000 shares of our common stock upon the director's initial appointment or election to our board of directors, referred to as the Initial Grant. In addition, unless waived in advance, each non-employee director who is serving on our board of directors immediately following an annual stockholder's meeting will automatically be granted an annual option to purchase 15,000 shares of our common stock on the date of such annual stockholder's meeting, referred to as the Annual Grant. The Initial Grant will vest as to 1/3rd of the shares subject to the Initial Grant on each anniversary of the applicable grant date, subject to continued service through the applicable vesting date. The Annual Grant will vest as to all of the shares subject to the Annual Grant on the earlier of the first anniversary of the applicable grant date or the next annual stockholders' meeting, subject to continued service through the vesting date. All equity awards, including any Initial Grants and Annual Grants, held by our non-employee directors will vest in full immediately prior to the occurrence of a change in control.

        Dr. Moldt has waived his right to receive any cash or equity compensation under our Director Compensation Program.

EXECUTIVE OFFICERS

        The following sets forth information about our executive officers as of March 31, 2018.

Name	Position	Age
Richard A. Miller, M.D.	President, Chief Executive Officer and Chairman of the Board	67
Joseph J. Buggy, Ph.D.	Executive Vice President, Discovery Research	51
Daniel W. Hunt, J.D.	Senior Vice President and Chief Business Officer	56
William B. Jones, Ph.D.	Vice President, Pharmaceutical Development	53
Leiv Lea	Chief Financial Officer	64
Erik J. Verner, Ph.D.	Vice President, Chemistry Research	53

        The following is biographical information as of March 31, 2018 for our executive officers other than Richard A. Miller, M.D., whose biographical information is included in the section above titled "Board of Directors and Corporate Governance."

        Joseph J. Buggy, Ph.D., Executive Vice President, Discovery Research.    Mr. Buggy has served as our Executive Vice President, Discovery Research since November 2014 and previously served as a member of our board of directors from January 2014, when he co-founded the Company, to November 2014. From 2006 to August 2013, Dr. Buggy held several positions with Pharmacyclics, Inc., a biopharmaceutical company, including, most recently, Vice President, Research. From 2001 to 2006, Dr. Buggy held several positions with Celera Genomics Corporation, a biotechnology company, where he was most recently Director and, prior to that, Principal Scientist. Dr. Buggy served as Senior Scientist and, later, Group Leader, at Axys Pharmaceuticals, Inc., a biotechnology company, from 1996 to 2001. From 1993 to 1996, Dr. Buggy was Scientist for Bayer Pharmaceuticals Corporation, a subsidiary of Bayer HealthCare AG, a health care company. Dr. Buggy received a B.S. in Microbiology from the University of Pittsburgh and a Ph.D. in Molecular, Cellular, and Development Biology from Indiana University.

        Daniel W. Hunt, J.D., Senior Vice President and Chief Business Officer.    Mr. Hunt has served as our Senior Vice President and Chief Business Officer since December 2017. Prior to joining the Company, Mr. Hunt served as General Counsel and Vice President of Corporate Development at CoMentis, Inc., a biotechnology company, from July 2009 to September 2016. Mr. Hunt was an Associate General Counsel at Genentech, Inc. from 2003 to 2009 and prior to that held senior legal and transactional positions at Abgenix, Inc., Roche Molecular Systems, Inc. and Chiron Corporation. Mr. Hunt received a B.S in Biology from the University of Colorado at Boulder and his J.D. from the Boalt Hall School of Law at the University of California, Berkeley.

        William B. Jones, Ph.D., Vice President, Pharmaceutical Development.    Dr. Jones has served as our Vice President, Pharmaceutical Development since December 2014. Dr. Jones was Director of Global Regulatory Affairs in the oncology business unit of Sanofi US, LLC, a pharmaceutical company, from December 2012 to December 2014. From 2008 to March 2012, Dr. Jones was Director of Project Management & Regulatory at Pharmacyclics, Inc., a biopharmaceutical company. Dr. Jones served as Associate Director of Development for Plexxikon, Inc., a pharmaceutical company, from 2005 to 2007. From 2002 to 2005, he was Senior Project Manager at Vertex Pharmaceuticals, Inc., a biotechnology company. Dr. Jones received a B.S. and a Ph.D. in Chemistry from the University of Cincinnati and an M.B.A. from Babson College. He completed a post-doctoral fellowship at the University of Oxford.

        Leiv Lea, Chief Financial Officer.    Mr. Lea has served as our Chief Financial Officer since November 2014. Mr. Lea was a financial consultant from 2009 to November 2014. From 1998 to 2008, Mr. Lea served as Chief Financial Officer of Pharmacyclics, Inc., a biopharmaceutical company. From

1996 to 1997, he was a financial consultant. From 1986 to 1996, Mr. Lea served as Chief Financial Officer of Margaux, Inc., a refrigeration equipment manufacturer. He received a B.S. in Agricultural Economics from the University of California, Davis and an M.B.A. from the Anderson School at the University of California, Los Angeles.

        Erik J. Verner, Ph.D., Vice President, Chemistry Research.    Dr. Verner has served as our Vice President, Chemistry Research since January 2015. From March 2011 to December 2014, Dr. Verner was Director of Chemistry for Principia Biopharma Inc., a biopharmaceutical company. Dr. Verner served as Director of Chemistry of Pharmacyclics, Inc., a biopharmaceutical company, from 2008 to February 2011, where he served as a principal scientist from 2006 to 2008. From 1996 to 2006, Dr. Verner was a principal scientist at Axys Pharmaceuticals, Inc. (formerly Arris Pharmaceuticals, Incorporated), a biotechnology company, and Celera Corporation, a subsidiary of Axys Pharmaceuticals, Inc. He was a senior scientist at Immunopharmaceutics, Inc., a biotechnology company, from 1993 to 1996. Dr. Verner received a B.S. in Chemistry from the University of Idaho and a Ph.D. in Organic Chemistry from the University of Pittsburgh.

 EXECUTIVE COMPENSATION

        This section discusses the material components of our executive compensation program and compensation for our named executive officers ("NEOs") for the year ended December 31, 2017. As an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to hold an advisory vote to approve the compensation of our named executive officers, or "say-on-pay" vote.

        Our NEOs for the year ended December 31, 2017 are:

  •
  Richard A. Miller, M.D., President and Chief Executive Officer;

  •
  Leiv Lea, Chief Financial Officer; and

  •
  Daniel W. Hunt, Senior Vice President and Chief Business Officer

        Mr. Hunt joined us in November 2017 and replaced Jason Coloma who previously served as Senior Vice President and Chief Business Officer but resigned his employment with us in July 2017.

Summary Compensation Table

        The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to our NEOs.

Name and principal position	Fiscal year	Base salary ($)	Bonus($)	Stock awards ($)	Option awards ($)(1)	Non-equity Incentive plan compensation ($)	All other compensation ($)(2)	Total ($)
Richard A. Miller, M.D.	2017	301,837	—	—	948,765	—	2,000	1,252,602
President and Chief Executive Officer	2016	291,770	—	—	7,246,296	—	—	7,538,066
Leiv Lea	2017	291,437	—	—	303,605	—	2,000	597,042
Chief Financial Officer	2016	264,904	—	—	938,545	—	—	1,203,449
Daniel W. Hunt, J.D.	2017	36,058	—	—	1,518,024	—	—	1,554,082
Senior Vice President and Chief Business Officer

(1)
The amounts reported in this column reflect the grant date fair values of stock options granted to the named executive officers calculated in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions used to calculate the value of our stock options, see Note 11, Stock-Based Compensation, to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2017.

(2)
Represents matching contributions made by the Company in connection with the Company's 401(k) plan.

Outstanding Equity Awards at December 31, 2017

        The following table presents information regarding the outstanding stock options and stock awards held by each of the named executive officers as of December 31, 2017.

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options (#)
					Option Exercise Price ($)		Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
	Vesting Commencement Date					Option Expiration Date
Name			Exercisable	Unexercisable
Richard A. Miller, M.D.	11/26/2014	(2)	—	—	—	—	138,915	1,439,159
	9/16/2015	(3)	—	—	—	—	70,000	725,200
	3/22/2016	(4)(5)	500,000	—	15.00	3/21/2026	—	—
	12/7/2016	(4)	40,000	120,000	16.37	12/6/2026	—	—
	12/13/2017	(4)	—	125,000	10.60	12/12/2027	—	—
Leiv Lea	11/26/2014	(2)	—	—	—	—	27,783	287,832
	9/16/2015	(3)	—	—	—	—	8,750	90,650
	3/22/2016	(4)	26,250	33,750	15.00	3/21/2026	—	—
	12/7/2016	(4)	6,250	18,750	16.37	12/6/2026	—	—
	12/13/2017	(4)	—	40,000	10.60	12/12/2027	—	—
Daniel W. Hunt, J.D.	12/13/2017	(6)	—	200,000	10.60	12/12/2027	—	—

(1)
The market value of the restricted stock is calculated by multiplying the closing stock price of our common stock as of December 29, 2017 ($10.36) by the number of shares subject to the award.

(2)
Represents restricted stock acquired by the named executive officer (directly or through a trust) for fair market value on the date of purchase, as determined by our board of directors, which were later subjected to vesting conditions. The shares of restricted stock held by the named executive officers (directly or through a trust) vest in substantially equal monthly installments through November 26, 2018, subject to the named executive officer's continued service to us through the vesting date.

(3)
Represents shares of our common stock acquired upon the early exercise of stock options by the applicable holder that are subject to a right of repurchase in favor of the Company in the event the named executive officer terminates employment with us prior to vesting. The shares vest in 48 substantially equal monthly installments from the vesting commencement date subject to the named executive officer's continued service to us through the vesting date.

(4)
This option vests monthly over 48 months from the vesting commencement date, subject to the named executive officer's continued service to us through the vesting date.

(5)
This option is immediately exercisable, provided that any shares acquired prior to vesting are subject to a right of repurchase in favor of the Company in the event the named executive officer terminates employment with us prior to vesting.

(6)
This option vests as to 25% of the total number of shares underlying the option on November 27, 2018 and 1/48th of the total number of shares underlying the option on the 27th of each month thereafter until fully vested, in each case, subject to Mr. Hunt's continued service to us through the vesting date.

Base Salaries and Annual Bonuses

        In January 2017, Mr. Lea's annual base salary was increased from $275,000 to $291,500. Dr. Hunt's annual base salary was established at $375,000 in connection with his commencement of employment with us in November 2017. Dr. Miller's annual base salary remained at $300,000 for 2017. Our named executive officers are eligible to receive annual performance-based bonuses in the discretion of the board of directors, but did not receive any bonuses based on performance during 2017.

Equity Awards

        In December 2017, we granted to Dr. Miller and Mr. Lea, options to purchase 125,000 and 40,000 shares of our common stock, respectively, with an exercise price of $10.60 per share, which vest as to 1/48th of the shares underlying the option on each monthly anniversary of December 13, 2017, subject to the executive's continued service to us.. In December 2017, we granted to Dr. Hunt an option to purchase 200,000 shares of our common stock with an exercise price of $10.60 per share, which vests as to 25% of the shares underlying the option on November 27, 2018 and 1/48th of the total number of shares underlying the option on the 27th of each month thereafter until fully vested, in each case, subject to Mr. Hunt's continued service to us through the vesting date.

Employment, Severance and Change in Control Arrangements

        We have entered into written employment agreements and change in control and severance agreements with Dr. Miller, and Mr. Lea and Mr. Hunt. Pursuant to their respective agreements, each named executive officer is entitled to severance payments upon the occurrence of certain terminations of employment.

Dr. Miller and Mr. Lea.

        We entered into employment agreements with Dr. Miller and Mr. Lea in November 2014, which were amended and restated in December 2015, setting forth the terms of their employment as our President and Chief Executive Officer and our Chief Financial Officer, respectively. These employment agreements provided for initial base salaries, eligibility for annual discretionary bonuses and the grants of discretionary equity awards, and standard benefit plan participation. The employment agreements also provide for severance payments upon the occurrence of certain terminations of employment, as described below.

Mr. Hunt

        We entered into an employment agreement with Mr. Hunt in November 2017, setting for the terms of his employment as our Senior Vice President and Chief Business Officer. Mr. Hunt's employment agreement provided for an initial base salary, eligibility for annual discretionary bonuses and the grants of discretionary equity awards, and standard benefit plan participation. Also in November 2014, we entered into a change in control and severance agreement with Mr. Hunt, as described below.

Change in Control and Severance Benefits.

        Pursuant to Dr. Miller's and Mr. Lea's employment agreements, as amended and restated, and Mr. Hunt's change in control and severance agreement, in the event that the executive's employment is terminated by us other than for Cause, or by the executive for Good Reason (each as defined below) at any time other than during the twelve month period immediately following a change in control of the Company, the executive is entitled to receive (i) severance payments in an amount equal to nine, or, in the case of Dr. Miller, twelve, months of his then-existing base salary; and (ii) continued healthcare coverage for the earlier of nine, or, in the case of Dr. Miller, twelve, months, or the date the executive and his dependents, if any, become eligible for healthcare coverage under another employer's plan(s). In addition, each outstanding equity award that vest subject to the executive's continued employment will automatically become vested, and, if applicable, all restrictions thereon will lapse, in each case, with respect to (i) in the case of Mr. Lea and Mr. Hunt, the number of shares that would have vested in the nine month period following such termination had the executive remained employed or (ii) in the case of Dr. Miller, (a) 100% of the shares subject thereto if the termination occurs prior to the second anniversary of the effective date of the amended and restated agreement or (b) the number of shares that would have vested in the twelve month period following such termination had Dr. Miller remained employed if the termination occurs after the second anniversary of the effective date of the amended and restated agreement.

        Furthermore, pursuant to Dr. Miller's and Mr. Lea's employment agreements, as amended and restated, and Mr. Hunt's change in control and severance agreement, in the event that the executive's employment is terminated by us other than for "cause", or by the executive for "good reason" (each as defined below) during the twelve month period immediately following a change in control of the Company, the executive is entitled to receive (i) severance payments in an amount equal to the sum of twelve, or in the case of Dr. Miller, eighteen, months of his then-existing base salary plus 100%, or, in the case of Dr. Miller, 150%, of his target bonus opportunity; and continued healthcare coverage until the earlier of twelve, or in the case of Dr. Miller, eighteen, months following termination, or the date the executive and his dependents, if any, become eligible for healthcare coverage under another employer's plan(s). In addition, each outstanding equity award that vests subject to executive's continued employment will automatically become vested, and, if applicable, all restrictions thereon will lapse, in each case, with respect to 100% of the shares subject thereto.

        Any such severance payments and accelerated vesting are subject to the executive's timely execution and non-revocation of a general release of claims against us and our affiliates.

        With respect to each of Dr. Miller and Mr. Lea's employment agreements and Mr. Hunt's change in control and severance agreement:

  •
  "Cause" means, subject to certain notice requirements and cure rights, the occurrence of any of the following events, as determined by our board of directors or a committee designated by our board, in its sole discretion: the executive's (i) commission of any felony or any crime involving fraud, dishonesty, or moral turpitude under the laws of the United States or any state thereof; attempted commission of, or participation in, a fraud or act of dishonesty against us; intentional, material violation of any contract or agreement with us or of any statutory duty owed to us; (iv) unauthorized use or disclosure of our confidential information or trade secrets; gross misconduct; or, with respect to Dr. Miller's employment agreement, (vi) willful failure to perform his duties and responsibilities to us.

  •
  "Good Reason" means, subject to certain notice requirements and cure rights, the executive's resignation from all positions he then holds with us if (i) there is a material diminution in his duties and responsibilities with us; provided, however, that a change in title or reporting relationship will not constitute good reason; (ii) there is a material reduction of his base salary; provided, however, that a material reduction in base salary pursuant to a salary reduction program affecting all or substantially all of our employees and that does not adversely affect the executive to a greater extent than other similarly situated employees shall not constitute good reason; or (iii) the executive is required to relocate his primary work location to a facility or location that would increase his one-way commute distance by more than twenty-five (25) miles from his primary work location as of immediately prior to such change.

        Pursuant to their respective agreements, our named executive officers are bound by certain restrictive covenants, including covenants relating to confidentiality and/or assignment of intellectual property rights. In addition, each named executive officer is bound by covenants not to solicit our officers or employees during employment and for a specified period following termination of employment. Each named executive officer is also bound by a covenant not to disparage us or our employees, clients, directors or agents or divert or attempt to divert any of our actual or potential business.

Defined Contribution Plan

        We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax (Roth) basis through contributions to the 401(k) plan. In 2017, we matched 100% of each participant's contribution to our 401(k) plan up to a maximum match of $2,000 per participant. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Perquisites

        We provide only limited perquisites and other personal benefits to our named executive officers, including the payment of life insurance premiums to the same extent provided to our other employees. We do not view these benefits as a significant component of our executive compensation program.

        The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2017.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))	Total of shares reflected in columns (a) and (c)
	(a)	(b)	(c)	(d)
Equity compensation plans approved by stockholders(1)(2)(3)	3,013,394	$11.78	2,976,535	5,989,929
Equity compensation plans not approved by stockholders	—	—	—	—

Total	3,013,394	$11.78	2,976,535	5,989,929

(1)
Includes the 2014 Equity Incentive Award Plan, as amended, 2016 Equity Incentive Award Plan and the 2016 Employee Stock Purchase Plan.

(2)
The 2016 Equity Incentive Award Plan contains an "evergreen" provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2016 Equity Incentive Award Plan shall be increased on the first day of each year beginning in 2017 and ending in 2026, equal to the lesser of (A) four percent (4.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 15,000,000 shares of stock (subject to stock splits, dividends, recapitalizations and the like) may be issued upon the exercise of incentive stock options.

(3)
The 2016 Employee Stock Purchase Plan contains an "evergreen" provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2016 Employee

  Stock Purchase Plan shall be increased on the first day of each year beginning in 2017 and ending in 2026, equal to the lesser of (A) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such number of shares of common stock as determined by our Board; provided, however, no more than 3,000,000 shares of our common stock may be issued thereunder. The Company had not implemented the 2016 Employee Stock Purchase Plan as of December 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2018, by: (i) each of our directors; (ii) each of our named executive officers as set forth in the summary compensation table above; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent (5%) of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. This table is based upon information supplied by officers, directors and principal stockholders and Forms 3, Forms 4, Forms 5 and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and dispositive power with respect to the shares indicated as beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Applicable percentages are based on 29,183,481 shares outstanding on March 31, 2018, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010.

	Shares of Common Stock Beneficial Ownership
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent of Total
5% and Greater Stockholders
OrbiMed Private Investments V, L.P.(1)	5,967,584	—	5,967,584	20.5%
Novo Holdings A/S(2)	4,420,516	—	4,420,516	15.2%
Entities affiliated with Adams Street Partners(3)	3,275,616	—	3,275,616	11.2%
FMR LLC(4)	2,452,120	—	2,452,120	8.4%
Biotechnology Value Fund LP.(5)	1,954,254	—	1,954,254	6.7%
Named Executive Officers and Directors
Richard A. Miller, M.D.(6)	1,112,293	569,689	1,681,982	5.7%
Ian T. Clark(7)	—	10,000	10,000	*
Elisha P. (Terry) Gould III(8)	3,275,616	20,000	3,295,616	11.3%
Steve E. Krognes(9)	—	20,000	20,000	*
Peter Moldt, Ph.D.(10)	—	—	—	—
Scott W. Morrison(11)	—	20,000	20,000	*
Peter Thompson, M.D.(12)	5,967,584	—	5,967,584	20.5%
Leiv Lea(13)	149,206	45,523	194,729	*
Daniel W. Hunt	—	—	—	—
All executive officers and directors as a group (12 persons)(14)	11,033,431	818,447	11,851,878	39.5%

*
Denotes ownership percentage less than one percent.

(1)
As reported on a Form 4 filed with the SEC on March 14, 2018 by Peter A. Thompson, M.D., these securities are held of record by OrbiMed Private Investments V, LP ("OPI V"). OrbiMed Capital GP V LLC ("GP V") is the general partner of OPI V. OrbiMed Advisors LLC ("Advisors"), is the managing member of GP V. By virtue of such relationships, GP V and

  Advisors may be deemed to have voting and investment power with respect to the securities held by OPI V noted above and as a result may be deemed to beneficially own such securities for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Peter Thompson M.D., a Venture Partner of OrbiMed Advisors, is a member of the Company's board of directors. Advisors exercised this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. Each of GP V, Advisors, Carl L. Gordon, Sven H. Borho, Jonathan T. Silverstein and Dr. Thompson disclaims beneficial ownership of the shares held by OPI V, except to the extent of its or his pecuniary interest therein, if any. Dr. Thompson is obligated to transfer all stock options or other awards of equity-based compensation pursuant to our compensation arrangements for non-employee directors received to OPI V. The address of OrbiMed Advisors is 601 Lexington Avenue (at 53rd Street), 54th Floor, New York, NY 10022-4629.

(2)
As reported on a Form 4 filed with the SEC on March 13, 2018 by Novo Holdings A/S, a Danish limited liability company. The board of directors of Novo Holdings A/S, which is currently comprised of Sten Scheibye, Francis Michael Cyprian Cuss, Jean-Luc Butel, Jeppe Christiansen, Steen Riisgaard, Lars Rebien Sorensen and Viviane Monges, has shared voting and investment power with respect to these shares and may exercise such control only with the support of a majority of the board. As such, no individual member of the board is deemed to hold any beneficiary ownership in these shares. Dr. Peter Moldt, is employed as a Partner of Novo Ventures (US) Inc., which provides certain consultancy services to Novo Holdings A/S, and is not deemed to beneficially own or have a pecuniary interest in the shares held by Novo Holdings A/S. The address of Novo Holdings A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(3)
As reported on a Form 4 filed with the SEC on March 13, 2018 by Adams Street Partners, LLC. Consists of (a) 69,864 shares held by Adams Street 2015 Direct Venture/Growth Fund LP ("AS 2015"), 236,128 shares held by Adams Street Venture/Growth Fund VI LP ("ASVG VI"), 67,769 shares held by Adams Street 2016 Direct Venture/Growth Fund LP ("AS 2016"), 87,668 shares held by Adams Street 2017 Direct Venture/Growth Fund LP ("AS 2017"), 126,806 shares held by Adams Street 2018 Direct Venture/Growth Fund LP ("AS 2018"), 694,854 shares held by Adams Street 2011 Direct Fund LP ("AS 2011"), 715,361 shares held by Adams Street 2012 Direct Fund LP ("AS 2012"), 541,133 shares held by Adams Street 2013 Direct Fund LP ("AS 2013") and 736,033 shares held by Adams Street 2014 Direct Fund LP ("AS 2014"). Elisha P. Gould, a member of our board of directors, is a partner of Adams Street Partners, LLC. Adams Street Partners, LLC, as the managing member of the general partner of the general partner of AS 2015, ASVG VI, AS 2016, AS 2017, AS2018, AS2011, AS2012, AS2013 and AS2014, may be deemed to beneficially own the shares held by AS 2015, ASVG VI, AS 2016, AS 2017, AS2018, AS2011, AS2012, AS2013 and AS2014. Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray, Fred Wang and Michael R. Zappert, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by AS 2015, ASVG VI, AS 2016, AS 2017, AS2018AS 2011, AS 2012, AS 2013 and AS 2014. Adams Street Partners, LLC and Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray, Fred Wang and Michael R. Zappert disclaim beneficial ownership of the shares held by each of AS 2015, ASVG VI, AS 2016, AS 2017, AS2018AS 2011, AS 2012, AS 2013 and AS 2014 except to the extent of their pecuniary interest therein. The address of Adams Street Partners, LLC is One North Wacker Drive, Suite 2200, Chicago, IL 60606-2823.

(4)
Consists of 1,176,470 shares purchased by FMR LLC ("FMR") in our follow-on public offering in March 2018 and 1,275,650 shares reported on Schedule 13G/A filed with the SEC on February 13, 2018 by FMR and Abigail P. Johnson. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. FMR has its principal business office at 245 Summer Street, Boston MA 02210.

(5)
As reported on Schedule 13G filed with the SEC on March 19, 2018 by Biotechnology Value Fund LP

(6)
Consists of 1,112,293 shares of common stock held by Richard A. Miller and Sandra J. Horning, Trustees of the Miller Horning Family Trust u/a/d January 25, 1985 (Miller Horning Trust), of which 129,105 shares were subject to repurchase within 60 days of March 31, 2018, and 569,689 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2018. The exercisable options include 500,000 options with an early exercise provision, 229,166 of which are unvested at May 30, 2018. Dr. Miller has shared voting, investment and dispositive power over the shares held by the Miller Horning Trust.

(7)
Consists of 10,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2018.

(8)
Consists of 69,864 shares held directly by Adams Street 2015 Direct Venture/Growth Fund LP, 236,128 shares held by Adams Street Venture/Growth Fund VI LP, 67,769 shares held by Adams Street 2016 Direct Venture/Growth Fund LP, 87,668 shares held by Adams Street 2017 Direct Venture/Growth Fund LP, 126,806 shares held by Adams Street 2018 Direct Venture/Growth Fund LP, 694,854 shares held by Adams Street 2011 Direct Fund LP, 715,361 shares held by Adams Street 2012 Direct Fund LP, 541,133 shares held by Adams Street 2013 Direct Fund LP and 736,033 shares held by Adams Street 2014 Direct Fund LP and 20,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2018. Mr. Gould disclaims beneficial ownership of the shares listed in footnote (3), except to the extent of his pecuniary interest therein.

(9)
Consists of 20,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2018.

(10)
Dr. Moldt is employed as a partner of Novo Ventures (US) Inc., which provides certain consultancy services to Novo Holdings A/S, and is not deemed to beneficially own or have a pecuniary interest in the shares held by Novo Holdings A/S.

(11)
Consists of 20,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2018.

(12)
Consists of 5,967,584 shares of common stock held by OrbiMed Private Investments V, L.P. ("OrbiMed"). Dr. Thompson disclaims beneficial ownership of the shares held by OrbiMed except to the extent of his pecuniary interest therein. Also consists of 20,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2018.

(13)
Consists of 149,206 shares of common stock held by Mr. Lea and Deborah Karlson, Trustees of the Karlson Lea Family Trust UTA dated February 11, 1998 (Karlson Lea Trust), of which 21,821 shares were subject to repurchase within 60 days of March 31, 2018 and 45,523 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2018. Mr. Lea has shared voting, investment and dispositive power over the shares held by the Karlson Lea Trust.

(14)
Includes 11,033,431 shares of common stock, of which 192,616 shares were subject to repurchase within 60 days of March 31, 2018 and 818,447 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2017, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner.

 ADDITIONAL INFORMATION

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        Brokers with account holders who are Corvus stockholders may be "householding" our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding."

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

        The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        Our website address is www.corvuspharma.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

        We have filed our Annual Report on Form 10-K for the year ended December 31, 2017 with the SEC. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a Corvus stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Corvus Pharmaceuticals, Inc., 863 Mitten Road, Suite 102, Burlingame, CA 94010.

By Order of the Board of Directors
/s/ RICHARD A. MILLER Richard A. Miller, M.D.
President and Chief Executive Officer
April 27, 2018

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 20, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/crvs • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal 1 and FOR Proposal 2. + 1. To elect two Class II Directors with terms to expire at the 2021 annual meeting of stockholders: For Withhold For Withhold 01 - Steve E. Krognes 02 - Scott W. Morrison ForAgainst Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. leted for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 7 5 5 8 2 1 02U3UA MMMMMMMMM C Authorized Signatures — This section must be comp B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Corvus Pharmaceuticals, Inc. Notice of 2018 Annual Meeting of Stockholders of Corvus Pharmaceuticals, Inc. June 21, 2018 at 1 p.m., Pacific Time This proxy is solicited by the Board of Directors. The undersigned stockholder(s) hereby appoint(s) Richard Miller and Leiv Lea, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of Dr. Miller and Mr. Lea to represent and vote, as designated on the reverse side of this ballot, all the shares of Corvus Pharmaceuticals, Inc. that the undersigned is/are entitled to vote, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Corvus Pharmaceuticals, Inc. to be held on June 21, 2018, at 1:00 p.m., Pacific Time, at 863 Mitten Road, Suite 102, Burlingame, CA 94010, or at any postponement or adjournment thereof, on all matters set forth on the reverse side and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are indicated, the proxies will have authority to vote in accordance with the Board of Directors' recommendations. (Items to be voted appear on reverse side.)